Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis—October 2008

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2003-4 $725MM 10/15/2013	2003-6(a) $2,000MM 11/15/2008
Yield	15.43%	15.43%	19.62%
Less: Coupon	4.83%	4.92%	5.04%
Servicing Fee	1.50%	1.50%	1.50%
Net Credit Losses	4.84%	4.84%	4.84%
Excess Spread:
October-08	4.26%	4.17%	8.24%
September-08	5.71%	5.62%	5.55%
August-08	5.81%	5.72%	6.63%
Three Month Average Excess Spread	5.26%	5.17%	6.81%

Delinquency:
30 to 59 Days	1.06%	1.06%	1.06%
60 to 89 Days	0.77%	0.77%	0.77%
90+ Days	1.70%	1.70%	1.70%
Total	3.53%	3.53%	3.53%

Principal Payment Rate	16.36%	16.36%	16.36%

(a) Results are skewed due to calculation methodology during the Controlled Accumulation Period